Provident New York Bancorp Announces Fourth Quarter and Fiscal 2011 Results

MONTEBELLO, NY -- (Marketwire - October 31, 2011) - Provident New York Bancorp (NASDAQ: PBNY), the parent company of Provident Bank, today announced fourth-quarter and fiscal year results for the period ended September 30, 2011. Net loss for the quarter was $493,000, or $(0.01) per diluted share, compared to net income of $5.4 million, or $0.14 per diluted share for same quarter last year and net income of $1.9 million, or $0.05 per diluted share for the linked quarter ended June 30, 2011. Net income for fiscal 2011 year-to-date was $11.7 million, or $0.31 per diluted share compared to $20.5 million or $0.54 per diluted share for year-to-date fiscal 2010. As described in more detail below gains on sales of securities and net charge-offs on loans affected results in the current quarter to a greater extent than comparative quarters and in the linked quarter (discussed in more detail in the credit quality section of this release).

President's Comments
Jack Kopnisky, President and CEO, commented, "We have substantially completed a comprehensive review of operations and opportunities at Provident, and new strategies designed to drive growth in revenues and earnings have been implemented. Achieving these longer-range goals comes at a current cost, however, including fourth quarter charges of $2.1 million associated with the relocation of two branches and $1.1 million of severance expense associated with workforce realignment. Credit costs also impacted the quarter. We charged off $6.7 million on two ADC relationships and $1.2 million as we sold a $2.5 million pool of non-performing residential mortgages. I am encouraged by our commercial loan originations, which were $147.3 million for the fourth quarter, up $21.8 million over the linked quarter. The commercial loan approved pipeline is up 31 percent over the linked quarter and up 111 percent over the same quarter of the previous year. During the quarter we opened two new commercial banking centers in Bergen County, New Jersey, as part of our revenue enhancement strategies. These locations already have loans in our pipeline. While fiscal 2011 was challenging on many fronts, we have taken necessary steps to position the Company for growth as well as risk mitigation in the upcoming fiscal year."

As a reminder, Provident New York Bancorp will host a conference call on October 31, 2011, at 11:00 AM EDT to discuss the Company's fourth quarter results. Interested parties are invited to listen in by dialing 1-866-551-3680 and entering PIN number 88613469#. Accompanying slides will be available on the Company's website.

Key items for the quarter

  Provisions for loan losses were $8.8 million for the quarter compared to $3.6 million for the linked quarter, and $2.3 million for the same quarter last year.
  Commercial loan originations were $147.3 million compared to $125.5 million for the linked quarter and $97.9 million for the same quarter last year.
  Net charge-offs of $10.3 million are up $5.9 million from the linked quarter and up $7.8 million from the same quarter last year, primarily due to the ADC credit mentioned above. Charge-offs during the quarter included loans with $1.4 million previously provisioned for as of June 30, 2011.
  Non-performing loans, a subset of substandard loans, decreased to $40.6 million, down $7.5 million from the linked quarter and are up $13.7 million over the same quarter in the prior year.
  Restructuring charges in the fourth quarter of 2011 included $1.1 million in severances and $2.1 million in branch relocation or an after tax effect of $0.06 on diluted earnings per share.

Net Interest Income and Margin
Fourth quarter fiscal 2011 compared with fourth quarter fiscal 2010
Net interest income was $22.8 million for the fourth quarter of fiscal 2011, a decrease of $525,000 from the same quarter of fiscal 2010 as funding costs declined at a slower pace than interest income. The current quarter was also negatively effected by non-performing loans net of prepayment fees, reducing interest income on loans by $630,000 in the fourth quarter of 2011 and $68,000 in the fourth quarter of 2010. The tax-equivalent yield on investments decreased 35 basis points and loan yields were down 26 basis points compared to the fourth quarter fiscal 2010. As a result, the yield on interest-earning assets declined 34 basis points. For the same period, the cost of deposits decreased 8 basis points to 0.26 percent, and the cost of borrowings increased by 16 basis points to 3.69 percent. The resulting net interest margin on a tax-equivalent basis was 3.58 percent for the fourth quarter of fiscal 2011, compared to 3.75 percent for the same period a year ago.

Fourth quarter fiscal 2011 compared with linked quarter ended June 30, 2011
Net interest income for the quarter ended September 30, 2011 remained relatively unchanged compared to the linked quarter ended June 30, 2011. The tax-equivalent net interest margin decreased 12 basis points from 3.70 percent in the linked quarter. The overall yield on loans decreased 19 basis point to 5.22 percent. The current quarter was negatively effected by non-performing loans net of prepayment fees to a greater extent than the linked quarter, $630,000 and $65,000 respectively. The yield on the investment portfolio decreased 6 basis points. Further, the cash balance increase at the federal reserve from municipal deposit collection depressed net interest margin by a further 2 basis points. The overall yield on earning assets decreased 17 basis points to 4.33 percent. The cost of deposits declined 3 basis points, reflecting the already low level of deposit pricing. The average cost of borrowing increased 2 basis points as a result of a change in the mix of short and long term advances.

Fiscal 2011 compared with fiscal 2010
Net interest income for fiscal 2011 was $91.3 million a decrease of $2.0 million over 2010 levels.
The net interest margin on a tax-equivalent basis was 3.65 percent for fiscal 2011, compared to 3.78 percent for 2010. The decrease was due to a decline in investment portfolio yields of 58 basis points and loan yields of 22 basis points offset in part by lower cost of deposits (14 basis points) and borrowings (7 basis points).

Noninterest Income
Fourth quarter fiscal 2011 compared with fourth quarter fiscal 2010
Noninterest income totaled $9.1 million for the fourth quarter, an increase of $1.3 million over the fourth quarter of fiscal 2010. Higher gains on sales of securities of $4.5 million compared to $2.9 million as well as a lower fair value loss on interest rate caps of $170,000 were offset in part by an other than temporary impairment on investments securities of $251,000.

Fourth quarter fiscal 2011 compared with linked quarter ended June 30, 2011
Noninterest income increased $3.9 million on a linked quarter basis, mainly due to higher gains on the sale of securities of $4.5 million compared $542,000 for the linked quarter.

Fiscal 2011 compared with fiscal 2010
Non-interest income increased by $2.8 million for fiscal 2011 as compared to 2010. Increases were seen in gains on securities sales and loans of $1.9 million and $160,000, respectively, as well as a lower loss on fair value of interest rate caps of $909,000 offset in part by declines in deposit fees of $417,000.

Noninterest Expense
Fourth quarter fiscal 2011 compared with fourth quarter fiscal 2010
Noninterest expense increased $3.0 million, when compared to the fourth quarter fiscal 2010. The increase is primarily due to charges of $3.2 million related to branch relocations and employee severances. In addition, increased expenses associated with foreclosed property were offset in part by lower incentive compensation and regulatory fees from FDIC insurance.

Fourth quarter fiscal 2011 compared with the linked quarter ended June 30, 2011
On a linked quarter basis, noninterest expense increased $1.7 million. Increases were due to the aforementioned restructuring charge offset in part by costs associated with the transition in CEO in the prior quarter.

Fiscal 2011 compared with fiscal 2010
Non interest expense increased $6.9 million in fiscal 2011 over 2010. Expenses associated with defined benefit settlement, restructuring charges, transition in CEO, a full year of operations in Nyack and Yonkers, and additional REO expense were offset in part by declines in intangible amortization and FDIC assessments.

Income Taxes
The Company recorded an income tax credit for the fourth quarter of $826,000 compared to an effective tax rate of 27 percent for the same period in fiscal 2010 (increased effect of BOLI income and tax-exempt municipal security interest relative to pre-tax income). On a year-to-date basis the effective tax rate was 19 percent for fiscal 2011 and 25 percent for 2010.

Credit Quality
Nonperforming loans decreased to $40.6 million at September 30, 2011 from $48.1 million at June 30, 2011, as the Company executed a sale of non-performing residential mortgages as well as charging off of non-performing loans in the quarter. Net charge offs for the quarter ended September 30, 2011 were $10.3 million compared to $4.3 million for the linked quarter and $2.4 million for the quarter ended September 30, 2010. The increase was caused primarily by an additional $5.5 million charge related to one ADC relationship due to lack of sales and the related drop in appraised value for which we had previously charged off $2.0 million in the third quarter. Our provision was $8.8 million for the current quarter, resulting in an allowance for loan losses of $27.9 million, or 69 percent of non-performing loans at September 30, 2011. This compares to 61 percent at June 30, 2011 and 115 percent at September 30, 2010. Substandard loans at September 30, 2011 were $94.0 million, down from $103.8 million at June 30, 2011, and $132.1 million at September 30, 2010. Special mention loans were $23.0 million compared to $24.1 million at June 30, 2011 and $37.9 million at September 30, 2010.

Key Balance Sheet Changes

  The balance sheet grew $161.3 million or 5.4 percent compared to June 30, 2011 due to an increase cash and due from banks resulting from deposits of municipal tax collections.
  Deposits increased $41.2 million compared to June 30, 2011, excluding municipal and wholesale deposits. Transaction accounts, excluding municipal deposits increased $53.1 million compared to June 30, 2011. Deposits as of September 30, 2011, included approximately $280 million in municipal tax deposits.
  Total loan originations during fourth quarter fiscal 2011 were $180.6 million compared to $148.3 million from the linked quarter. Commercial real estate balances increased by $49.9 million over June 30, 2011 levels. Residential 1-4 family mortgages declined over the same period by $12.3 million.
  Securities decreased $95.3 million over June 30, 2011 levels, primarily due to sales of $242.7 million in securities during the fourth quarter with associated gains of $4.5 million as well as $54.7 million in called bonds which were partially offset by new purchases of investments of $203.8 million.
  Borrowings decreased over June 30, 2011 levels by $26.8 million as year end cash and municipal transaction account levels resulted in paying off Federal Home Loan Bank of New York overnight borrowings.

Capital and Liquidity
Provident Bank remained well-capitalized at September 30, 2011 with the Bank's Tier 1 leverage ratio at 8.14 percent. The Company's tangible capital as a percent of tangible assets decreased 43 basis points from June 30, 2011 levels to 8.94 percent at September 30, 2011, while tangible book value per share increased to $7.02 from $6.93 at June 30, 2011 (a reconciliation of these Non-GAAP equity ratios are included with the ratios listed on the last page). Total capital increased $2.1 million from June 30, 2011, to $431.1 million at September 30, 2011, due to a net decrease of $2.9 million in the Company's retained earnings, a $870,000 increase in treasury stock, a decrease of $45,000 due to stock based compensation items, offset by a $5.9 million improvement in accumulated other comprehensive income. The Company repurchased 183,000 shares in the open market during the fourth fiscal quarter. The remaining authorization for share repurchases is 776,713 shares.

Other Information
The Company holds four private label mortgage backed securities with an amortized cost of $5.4 million and an estimated fair value of $4.9 million. One security included within these amounts has a carrying value of $1.7 million after recording an other than temporary impairment charge of $75,000. The amortized cost of this security is $1.9 million. Additionally, at September 30, 2011 an equity security was held with a carrying amount of $837,000 after recording an impairment charge of $203,000 due to other than temporary impairment being recognized. It is not likely that the Company will be required to sell these two securities prior to recovery of its amortized cost basis less any applicable current-period credit loss.

About Provident New York Bancorp
Headquartered in Montebello, New York, Provident New York Bancorp is the parent company of Provident Bank, an independent full-service community bank. Provident Bank operates 36 branches that serve the Hudson Valley region. The Bank offers a complete line of commercial, retail and investment management services. For more information, visit the Company's web site at www.providentbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS
In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Financial information contained in this release should be considered to be an estimate pending completion of the annual audit of the Company's financial statements and the filing of its fiscal 2011 Annual Report on Form 10-K with the Securities and Exchange Commission. While the Company is not aware of any need to revise the results disclosed in this release, the Company's auditors currently are reviewing the Company's testing of the carrying amount of goodwill on its financial statements in view of the relationship between the Company's book value per share and the market price of its common stock at the end of the fiscal year. Moreover, accounting literature may require adverse information received by management between the date of this release and the filing of the 10-K to be reflected in the results of fiscal 2011, even though the new information was received by management in fiscal 2012 subsequent to the date of this release.

               Reconciliation of Non GAAP Adjusted Earnings:

                                                            Twelve Months
                            Quarter Ended                       Ended
                             September 30,    June 30,      September 30,
                           2011      2010       2011       2011      2010
                         --------  --------   --------   --------  --------
Net Income (loss)
Net Income (loss)        $   (493) $  5,403   $  1,939   $ 11,739  $ 20,492
Securities net gains and
 credit losses(1)          (2,535)   (1,746)      (306)    (5,780)   (4,844)
Defined benefit
 settlement charge/CEO
 transition(1)                  -         -        887      1,052         -
Restructuring charges(1)
 (2)                        2,243                           2,243
Fair value loss on
 interest rate caps(1)        101       163        154        117       657
                         --------  --------   --------   --------  --------
Net adjusted income
 (loss)                  $   (684) $  3,820   $  2,674   $  9,371  $ 16,305
                         ========  ========   ========   ========  ========

Earnings per common
 share
Diluted Earnings per
 common share            $  (0.01) $   0.14   $   0.05   $   0.31  $   0.54
Securities net gains and
 credit losses(1)           (0.07)    (0.05)     (0.01)     (0.15)    (0.13)
Defined benefit
 settlement charge/CEO
 transition (1)                 -         -       0.02       0.03         -
Restructuring charges(1)
 (2)                         0.06                    -       0.06         -
Fair value loss on
 interest rate caps(1)          -         -          -          -      0.02
                         --------  --------   --------   --------  --------
Diluted adjusted
 earnings per common
 share                   $  (0.02) $   0.10 * $   0.07 * $   0.25  $   0.43
                         ========  ========   ========   ========  ========

Non-interest income
Total non-interest
 income                  $  9,056  $  7,714   $  5,217   $ 29,951  $ 27,201
Securities net gains and
 credit losses             (4,268)   (2,940)      (515)    (9,733)   (8,157)
Fair value loss on
 interest rate caps           170       275        259        197     1,106
                         --------  --------   --------   --------  --------
Adjusted non interest-
 income                  $  4,958  $  5,049   $  4,961   $ 20,415  $ 20,150
                         ========  ========   ========   ========  ========

Non-interest expense
Total non-interest
 expense                 $ 24,382  $ 21,362   $ 22,669   $ 90,111  $ 83,170
Restructuring charges      (3,201)        -          -     (3,201)        -
Defined benefit
 settlement charge/CEO
 transaition1                   -         -     (1,494)    (1,772)        -
                         --------  --------   --------   --------  --------
Adjusted non interest-
 expense                 $ 21,181  $ 21,362   $ 21,175   $ 85,138  $ 83,170
                         ========  ========   ========   ========  ========

(1)After marginal tax effect 40.61%
*Rounding
(2)A valuation allowance for $342,000 was established for capital losses related to certain asset write-offs

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

                                September 30,  September 30,     June 30,
                                     2011           2010           2011
                                -------------  -------------  -------------
Assets:
Cash and due from banks         $     281,512  $      90,872  $      45,530
Total securities                      849,884        934,860        945,230
Loans held for sale                     4,176          5,890              -
Loans:(1)
  One- to four-family
   residential mortgage loans         389,765        434,900        402,072
  Commercial real estate,
   commercial business                913,279        797,159        863,370
  Acquisition, development and
   construction loans                 175,931        231,258        193,312
  Consumer loans                      224,824        238,224        226,518
                                -------------  -------------  -------------
      Total loans, gross            1,703,799      1,701,541      1,685,272
  Allowance for loan losses           (27,917)       (30,843)       (29,385)
                                -------------  -------------  -------------
      Total loans, net              1,675,882      1,670,698      1,655,887
Federal Home Loan Bank stock,
 at cost                               17,584         19,572         18,807
Premises and equipment, net            40,886         43,598         42,249
Goodwill                              160,861        160,861        160,861
Other amortizable intangibles           4,629          3,640          4,967
Bank owned life insurance              56,967         50,938         56,454
Other assets                           45,021         40,096         46,072
                                -------------  -------------  -------------
      Total assets              $   3,137,402  $   3,021,025  $   2,976,057
                                =============  =============  =============
Liabilities:
  Deposits
    Retail                      $     194,299  $     174,731  $     174,652
    Commercial                        296,505        277,217        279,659
    Municipal                         160,422         77,909         15,559
    Personal NOW deposits             164,637        139,517        155,141
    Business NOW deposits              37,092         34,105         29,892
    Municipal NOW deposits            200,773        241,995        113,876
                                -------------  -------------  -------------
      Total transaction
       accounts                     1,053,728        945,474        768,779
    Savings                           429,825        392,321        428,120
    Money market deposits             509,483        427,334        512,478
    Certificates of deposit           303,659        377,573        388,696
                                -------------  -------------  -------------
      Total deposits                2,296,695      2,142,702      2,098,073
  Borrowings                          323,522        363,751        350,333
  Borrowings Senior Note               51,499         51,496         51,498
  Mortgage escrow funds and
   other liabilities                   34,552         32,121         47,116
                                -------------  -------------  -------------
      Total liabilities             2,706,268      2,590,070      2,547,020
Stockholders' equity                  431,134        430,955        429,037
                                -------------  -------------  -------------
      Total liabilities and
       stockholders' equity     $   3,137,402  $   3,021,025  $   2,976,057
                                =============  =============  =============

Shares of common stock
 outstanding at period end         37,864,008     38,262,288     38,005,866
Book value per share            $       11.39  $       11.26  $       11.29

(1) Certain amounts from prior periods have been reclassed to conform to current fiscal year presentation

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)
(unaudited, in thousands, except share and per share data)

                                        Quarter
                  Quarter Ended          Ended        Twelve Months Ended
                  September 30,         June 30,         September 30,
                2011         2010         2011         2011         2010
            -----------  -----------  -----------  -----------  -----------
Interest
 and
 dividend
 income:
 Loans and
  loan fees $    21,995  $    23,094  $    22,261  $    89,500  $    92,542
 Securities
  taxable         3,825        4,016        3,607       14,493       18,208
 Securities
  non-
  taxable         1,786        1,941        1,829        7,441        7,774
 Other
  earning
  assets            211          270          237        1,180        1,250
            -----------  -----------  -----------  -----------  -----------
                 27,817       29,321       27,934      112,614      119,774
Interest
 expense:
 Deposits         1,384        1,677        1,493        6,104        8,517
 Borrowings       3,642        4,328        3,637       15,220       17,923
            -----------  -----------  -----------  -----------  -----------
Total
 interest
 expense          5,026        6,005        5,130       21,324       26,440
            -----------  -----------  -----------  -----------  -----------
Net interest
 income          22,791       23,316       22,804       91,290       93,334
Provision
 for loan
 losses           8,784        2,250        3,600       16,584       10,000
            -----------  -----------  -----------  -----------  -----------
Net interest
 income
 after
 provision
 for loan
 losses          14,007       21,066       19,204       74,706       83,334
Non-
 interest
 income:
 Deposit
  fees and
  service
  charges   $     2,727  $     2,695  $     2,674  $    10,811  $    11,228
 Net gain
  on sales
  of
  securities      4,519        2,940          542       10,011        8,157
 Other than
  temporary
  loss on
  securities       (251)           -          (27)        (278)           -
 Title
  insurance
  fees              275          273          312        1,224        1,157
 Bank owned
  life
  insurance         514          491          488        2,049        2,044
 Gain on
  sale of
  loans             166          422            9        1,027          867
 Investment
  management
  fees              733          759          815        3,080        3,070
 Fair value
  loss on
  interest
  rate caps        (170)        (275)        (259)        (197)      (1,106)
 Other              543          409          663        2,224        1,784
            -----------  -----------  -----------  -----------  -----------
Total non-
 interest
 income           9,056        7,714        5,217       29,951       27,201
Non-
 interest
 expense:
 Compensation
  and
  benefits       10,129       11,440       11,122       43,662       43,589
 Defined
  benefit
  settlement
  charge/CEO
  transition          -            -        1,494        1,772            -
 Restructuring
  charge
  (severance/
  branch
  relocation)     3,201            -            -        3,201            -
 Stock-
  based
  compensation
  plans             303          338          284        1,162        1,543
 Occupancy
  and
  office
  operations      3,693        3,403        3,423       14,508       13,434
 Advertising
  and
  promotion         677          675          855        3,328        3,252
 Professional
  fees            1,147        1,208        1,137        4,389        4,019
 Data and
  check
  processing        718          587          712        2,763        2,285
 Amortization
  of intangible
  assets            338          432          305        1,426        1,849
 FDIC
  insurance
  and
  regulatory
  assessments       636        1,033          587        2,910        3,675
 ATM/debit
  card
  expense           425          347          400        1,584        1,601
 Foreclosed
  property
  expense           677           21          461        1,171          137
 Other            2,438        1,878        1,889        8,235        7,786
            -----------  -----------  -----------  -----------  -----------
Total non-
 interest
 expense         24,382       21,362       22,669       90,111       83,170

Income
 (Loss)
 before
 income tax
 expense         (1,319)       7,418        1,752       14,546       27,365
Income tax
 (benefit)
 expense           (826)       2,015         (187)       2,807        6,873
            -----------  -----------  -----------  -----------  -----------
Net income  $      (493) $     5,403  $     1,939  $    11,739  $    20,492
            ===========  ===========  ===========  ===========  ===========
Per common
 share:
 Basic
  (loss)
  earnings  $     (0.01) $      0.14  $      0.05  $      0.31  $      0.54
 Diluted
  (loss)
  earnings        (0.01)        0.14         0.05         0.31         0.54
 Dividends
  declared         0.06         0.06         0.06         0.24         0.24
Weighted
 average
 common
 shares:
 Basic       37,332,121   37,793,860   37,368,391   37,452,596   38,161,180
 Diluted     37,332,245   37,793,860   37,370,213   37,453,542   38,185,122

Selected
 Financial
 Condition Data:                      Three Months Ended
                  ----------------------------------------------------------
(in thousands
 except share and
 per share data)   09/30/11     06/30/11   03/31/11    12/31/10    09/30/10
                  ----------  ----------- ----------  ----------  ----------
End of Period
Total assets      $3,137,402  $ 2,976,057 $2,919,291  $2,940,513  $3,021,025
Loans, gross (1)   1,703,799    1,685,272  1,684,827   1,699,502   1,701,541
Securities
 available for
 sale                739,844      919,805    833,179     869,996     901,012
Securities held
 to maturity         110,040       25,425     28,054      30,425      33,848
Bank owned life
 insurance            56,967       56,454     51,985      51,433      50,938
Goodwill             160,861      160,861    160,861     160,861     160,861
Other amortizable
 intangibles           4,629        4,967      2,857       3,229       3,640
Other non-earning
 assets               85,907       88,321     96,809      94,933      83,694
Deposits           2,296,695    2,098,073  2,089,904   1,980,068   2,142,702
Borrowings           375,021      401,831    379,441     495,783     415,247
Equity               431,134      429,037    420,269     419,642     430,955
Other
 comprehensive
 income related
 to investment
 securities
 reflected in
 stockholders'
 equity               13,604        5,769     (3,146)     (2,932)     12,621
Average Balances
Total assets      $2,978,273  $ 2,915,988 $2,940,299  $2,961,458  $2,919,961
Loans, gross:
 Real estate-
  residential
  mortgage           398,420      384,582    386,592     400,229     417,584
 Real estate-
  commercial
  mortgage           681,165      648,371    619,145     606,701     570,023
 Real estate-
  Acquisition,
  Development &
  Construction       186,398      198,120    216,914     226,816     227,165
 Commercial and
  industrial         208,181      222,128    229,632     236,390     243,691
 Consumer loans      226,687      228,993    232,712     237,106     239,908
Loans total (1)    1,700,851    1,682,194  1,684,995   1,707,242   1,698,371
Securities
 (taxable)           717,893      688,445    684,834     692,346     655,794
Securities (non-
 taxable)            208,692      208,643    214,634     221,802     222,024
Total earning
 assets            2,634,941    2,580,429  2,594,131   2,628,815   2,578,024
Non earning
 assets              343,332      335,559    346,168     332,643     341,937
Non-interest
 bearing checking    486,504      464,197    468,031     470,873     449,666
Interest bearing
 NOW accounts        309,729      296,677    338,503     317,876     266,950
Total transaction
 accounts            796,233      760,874    806,534     788,749     716,616
Savings
 (including
 mortgage escrow
 funds)              461,566      444,913    416,777     405,177     424,012
Money market
 deposits            504,476      529,286    490,215     433,865     421,989
Certificates of
 deposit             371,907      346,903    367,099     406,241     415,059
Total deposits
 and mortgage
 escrow            2,134,182    2,081,976  2,080,625   2,034,032   1,977,676
Total interest
 bearing deposits  1,647,678    1,617,779  1,612,594   1,563,159   1,528,010
Borrowings           391,391      397,531    420,069     481,939     486,060
Equity               433,841      424,961    419,847     428,900     430,862
Selected
 Operating Data:
Condensed Tax Equivalent
 Income (Loss) Statement
Interest and
 dividend income  $   27,817  $    27,934 $   27,803  $   29,060  $   29,321
Tax equivalent
 adjustment*             962          985      1,024       1,036       1,045
Interest expense       5,026        5,130      5,292       5,876       6,005
                  ----------  ----------- ----------  ----------  ----------
   Net interest
    income (tax
    equivalent)       23,753       23,789     23,535      24,220      24,361
Provision for
 loan losses           8,784        3,600      2,100       2,100       2,250
                  ----------  ----------- ----------  ----------  ----------
   Net interest
    income after
    provision for
    loan losses       14,969       20,189     21,435      22,120      22,111
Non-interest
 income                9,056        5,217      5,795       9,883       7,714
Non-interest
 expense              24,382       22,669     21,791      21,269      21,362
                  ----------  ----------- ----------  ----------  ----------
Income (loss)
 before income
 tax expense            (357)       2,737      5,439      10,734       8,463
Income tax
 expense
(tax equivalent)*        136          798      1,866       4,014       3,060
                  ----------  ----------- ----------  ----------  ----------
   Net income
    (loss)        $     (493) $     1,939 $    3,573  $    6,720  $    5,403
                  ==========  =========== ==========  ==========  ==========
(1) Does not reflect allowance for loan losses of $27,917, $29,385, $30,130,
 $31,036 and $30,843.
* Tax exempt income assumed at a 35% federal rate

                                   Three Months Ended
            ---------------------------------------------------------------
              09/30/11     06/30/11     03/31/11     12/31/10     09/30/10
            -----------  -----------  -----------  -----------  -----------
Performance
 Ratios
 (annualized)
Return on
 Average
 Assets           -0.07%        0.27%        0.49%        0.90%        0.73%
Return on
 Average
 Equity           -0.45%        1.83%        3.45%        6.22%        4.98%
Non-
 Interest
 Income to
 Average
 Assets            1.21%        0.72%        0.80%        1.32%        1.05%
Non-
 Interest
 Expense to
 Average
 Assets            3.25%        3.12%        3.01%        2.85%        2.90%
Operating
 Efficiency
 Adjusted
 (2)              68.91%       70.99%       73.56%       70.59%       71.09%
Analysis of
 Net
 Interest
 Income
Yield on
 Loans             5.22%        5.41%        5.40%        5.47%        5.48%
Yield on
 Investment
 Securities
 - Tax
 Equivalent        2.81%        2.87%        2.91%        2.82%        3.16%
Yield on
 Earning
 Assets-
 Tax
 Equivalent        4.33%        4.50%        4.51%        4.54%        4.67%
Cost of
 Deposits          0.26%        0.29%        0.31%        0.32%        0.34%
Cost of
 Borrowings        3.69%        3.67%        3.58%        3.49%        3.53%
Cost of
 Interest
 Bearing
 Liabilities       0.98%        1.02%        1.06%        1.14%        1.18%
Net Interest
 Rate
 Spread-
 Tax
 Equivalent
 Basis             3.35%        3.48%        3.45%        3.40%        3.49%
Net Interest
 Margin-
 Tax
 Equivalent
 Basis             3.58%        3.70%        3.68%        3.66%        3.75%
Capital
 Information
 Data
Tier 1
 Leverage
 Ratio-
 Bank Only         8.14%        8.77%        9.10%        8.89%        8.43%
Tier 1
 Risk-Based
 Capital-
 Bank Only      241,196      246,291      251,338      247,503      240,230
Total Risk-
 Based
 Capital-
 Bank Only      265,307      271,483      276,303      272,071      265,148
Tangible
 Capital
 Consoli-
 dated (3)      265,644      263,209      256,551      255,552      266,454
Tangible
 Capital as
 a % of
 Tangible
 Assets
 Consoli-
 dated (3)         8.94%        9.37%        9.31%        9.20%        9.33%
Shares
 Outstanding 37,864,008   38,005,866   38,072,942   38,198,686   38,262,288
Shares
 Repurchased
 during
 qrtr (open
 market)        183,000       66,108      125,744       82,602      364,000
Basic
 weighted
 common
 shares
 outstanding 37,332,121   37,368,391   37,496,395   37,552,245   37,793,860
Diluted
 common
 shares
 outstanding 37,332,245   37,370,213   37,497,467   37,552,245   37,793,860
Basic
 (loss)
 earnings
 per common
 share      $     (0.01) $      0.05  $      0.10  $      0.18  $      0.14
Diluted
 (loss)
 earnings
 per common
 share            (0.01)        0.05         0.10         0.18         0.14
Dividends
 Paid per
 common
 share             0.06         0.06         0.06         0.06         0.06
Book Value
 per common
 share            11.39        11.29        11.04        10.99        11.26
Tangible
 Book Value
 per common
 share (3)         7.02         6.93         6.74         6.69         6.96
Asset
 Quality
 Measurements
Non-
 performing
 loans
 (NPLs):
 non-
 accrual    $    36,477  $    42,226  $    29,765  $    30,690  $    21,413
Non-
 performing
 loans
 (NPLs):
 still
 accruing         4,090        5,837        7,412        5,536        5,427
Other Real
 Estate
 Owned            5,391        5,184        5,351        3,585        3,891
Non-
 performing
 assets
 (NPAs)          45,958       53,247       42,528       39,811       30,731
Troubled
 Debt
 Restructures
 still
 accruing         8,736        7,447       21,954       17,581       16,047
Net Charge-
 offs            10,252        4,345        3,006        1,907        2,428
Net Charge-
 offs as %
 of average
 loans
 (annualized)      2.41%        1.03%        0.71%        0.45%        0.57%
NPLs as %
 of total
 loans             2.38%        2.85%        2.21%        2.13%        1.58%
NPAs as %
 of total
 assets            1.46%        1.79%        1.46%        1.35%        1.02%
Allowance
 for loan
 losses as
 % of NPLs           69%          61%          81%          86%         115%
Allowance
 for loan
 losses as
 % of total
 loans             1.64%        1.74%        1.79%        1.83%        1.81%
Special
 mention
 loans           23,026       24,099       27,050       63,588       37,901
Substandard
 / doubtful
 loans           93,989      103,825      113,927      114,855      132,053
            -----------  -----------  -----------  -----------  -----------
(2) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income. As in the case of net interest income, generally, net interest income as utilized in calculating the efficiency ratio is typically expressed on a tax-equivalent basis.
 Moreover, most institutions, in calculating the efficiency ratio, also adjust both noninterest expense and noninterest income to exclude from these items (as calculated under generally accepted accounting principles)
 certain component elements, such as non-recurring charges, other real estate expense and amortization of intangibles (deducted from non interest expense) and security transactions and other non-recurring items (excluded from non interest income). We follow these practices.
(3) Provident Bank provides supplemental reporting of Non-GAAP tangible equity ratios as management believes this information is useful to investors.

The following table shows the reconciliation of tangible equity and the tangible equity ratio:
              09/30/11     06/30/11     03/31/11     12/31/10     09/30/10
            -----------  -----------  -----------  -----------  -----------
Total
 Assets     $ 3,137,402  $ 2,976,057  $ 2,919,291  $ 2,940,513  $ 3,021,025
Goodwill
 and other
 amortizable
 intangibles   (165,490)    (165,828)    (163,718)    (164,090)    (164,501)
            -----------  -----------  -----------  -----------  -----------
Tangible
 Assets     $ 2,971,912  $ 2,810,229  $ 2,755,573  $ 2,776,423  $ 2,856,524
            -----------  -----------  -----------  -----------  -----------
Stockholders'
 equity         431,134      429,037      420,269      419,642      430,955
Goodwill
 and other
 amortizable
 intangibles   (165,490)    (165,828)    (163,718)    (164,090)    (164,501)
            -----------  -----------  -----------  -----------  -----------
Tangible
 Stockholders'
 equity     $   265,644  $   263,209  $   256,551  $   255,552  $   266,454
            -----------  -----------  -----------  -----------  -----------
Outstanding
 Shares      37,864,008   38,005,866   38,072,942   38,198,686   38,262,288
Tangible
 capital as
 a % of
 tangible
 assets
 (consolidated)    8.94%        9.37%        9.31%        9.20%        9.33%
Tangible
 book value
 per share  $      7.02  $      6.93  $      6.74  $      6.69  $      6.96

PROVIDENT BANK CONTACT:
Paul A. Maisch
EVP & Chief Financial Officer

Miranda Grimm
FVP & Controller
845.369.8040